Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,150,517
Unrealized Gain (Loss) on Market Value of Futures	(643,648)
Dividend Income	800
Interest Income	2,261
Total Income (Loss)	$509,930

Expenses
Sponsor Management Fees	$3,545
Brokerage Commissions	1,723
Total Expenses	$5,268
Net Income (Loss)	$504,662

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$3,391,209
Net Income (Loss)	504,662

Net Asset Value End of Month	$3,895,871
Net Asset Value Per Share (100,040 Shares)	$38.94

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(526,779)
Unrealized Gain (Loss) on Market Value of Futures	275,640
Dividend Income	594
Interest Income	608
Total Income (Loss)	$(249,937)

Expenses
Sponsor Management Fees	$1,468
Brokerage Commissions	674
Total Expenses	$2,142
Net Income (Loss)	$(252,079)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$1,579,828
Net Income (Loss)	(252,079)

Net Asset Value End of Month	$1,327,749
Net Asset Value Per Share (100,040 Shares)	$13.27

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612

USCF Funds Trust

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$623,738
Unrealized Gain (Loss) on Market Value of Futures	(368,008)
Dividend Income	1,394
Interest Income	2,869
Total Income (Loss)	$259,993

Expenses
Sponsor Management Fees	$5,013
Brokerage Commissions	2,397
Total Expenses	$7,410
Net Income (Loss)	$252,583

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$4,971,037
Net Income (Loss)	252,583

Net Asset Value End of Month	$5,223,620

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612